SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 24, 2011, Oregon Senate Bill 967 (SB 967) was signed by Governor John Kitzhaber and enacted into law. SB 967 repeals Oregon statutes that required (i) an annual review of taxes paid to governmental agencies and amounts collected from customers for taxes by electric and natural gas utilities and (ii) a corresponding adjustment in rates (in the form of a surcharge from or refund to customers) to account for differences between these amounts. These statutes have been generally referred to collectively as Senate Bill 408 (SB 408).

Among other matters, SB 967 requires the Public Utility Commission of Oregon (OPUC) to consider taxes paid by electric and natural gas utilities when conducting ratemaking proceedings, but eliminates the annual true-up that was required under SB 408. SB 967 is effective beginning with the annual filing pertaining to 2010. Accordingly, no annual SB 408 reports or corresponding rate adjustments will be required under the new law for 2010 and subsequent years.

Portland General Electric Company has no amounts recorded in its consolidated financial statements for 2010 or 2011 related to SB 408. Accordingly, the enactment of SB 967 will not result in any reversals of accrued amounts related to SB 408.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	May 25, 2011	By:	/s/ Maria M. Pope
Maria M. Pope
Senior Vice President, Finance, Chief Financial Officer, and Treasurer

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